UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 23, 2007

GENERAL MILLS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-01185	41-0274440
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Number One General Mills Boulevard Minneapolis, Minnesota (Mail: P.O. Box 1113)		55426 (Mail: 55440)
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (763) 764-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.

On August 23, 2007, General Mills, Inc. approved two restructuring actions. These actions, including the anticipated timing of the dispositions of the plants we will close, are expected to be completed by February 28, 2009. The approved actions are as follows:

•

Due to declining financial results, we have decided to exit the frozen waffle business (retail and foodservice) and to close our frozen waffle plant in Allentown, Pennsylvania, affecting 111 employees. We recorded a charge of $10 million in the first quarter of fiscal 2008 related to this closure, consisting of $4 million of employee severance charges and a $6 million non-cash impairment charge against long-lived assets at the plant.

•

We completed an analysis of the viability of our Bakeries and Foodservice frozen dough facility in Trenton, Ontario, and will close the facility, affecting 470 employees. We recorded a $7 million charge in the first quarter of fiscal 2008 for employee severance expenses and curtailment charges associated with a defined benefit pension plan. We will also incur $17 million of accelerated depreciation charges associated with this facility in the second quarter of fiscal 2008.

Earlier in the first quarter, we also approved the restructuring of our production scheduling and the discontinuation of our cake product line at our Chanhassen, Minnesota, Bakeries and Foodservice plant. This action affected 125 employees, and we recorded a charge for employee severance expenses of $3 million. We also completed the sale of our previously closed Vallejo, California plant and recorded a gain of $7 million.

Restructuring, impairment and other exit costs for the thirteen week period ended August 26, 2007, are estimated as follows:

Expense (Income), in millions

Closure of Allentown, Pennsylvania frozen waffle plant	$10

Closure of Trenton, Ontario frozen dough plant	7

Restructuring of production scheduling and discontinuation of cake product line at Chanhassen, Minnesota plant	3

Gain on sale of Vallejo, California plant	(7)

Total	$13

Restructuring, impairment and other exit costs for fiscal 2008 and fiscal 2009 from these restructuring actions and the sale of the Vallejo facility are estimated as follows:

Expense (Income), in millions	Fiscal 2008	Fiscal 2009
Closure of Allentown, Pennsylvania frozen waffle plant	$12	$4

Closure of Trenton, Ontario frozen dough plant	26	14

Restructuring of production scheduling and discontinuation of cake product line at Chanhassen, Minnesota plant	5	—

Gain on sale of Vallejo, California plant	(7)	—

Total	$36	$18

Item 2.06	Material Impairments.

The information contained in Item 2.05 of this Current Report is incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 28, 2007

GENERAL MILLS, INC.
By:	/s/ Donal L. Mulligan
	Name:	Donal L. Mulligan
	Title:	Executive Vice President and Chief Financial Officer